SECURITIES AND EXCHANGE COMMISSION



                     WASHINGTON, D.C. 20549

                       Amendment No. 1 to

                             FORM 10


           GENERAL FORM FOR REGISTRATION OF SECURITIES

 Pursuant to Section 12(b) or (g) of the Securities Exchange Act
                             of 1934

                Commission File Number 000-25305
                  ENERGYNORTH NATURAL GAS, INC.
            (Exact name of registrant in its charter)
                          _____________


New Hampshire                           02-0209312
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


    1260 Elm Street, P.O. Box 329, Manchester, NH  03105-0329
                         (603) 625-4000
 (Address, zip code and telephone number of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

FIRST MORTGAGE BONDS DESIGNATED AS
7.40% SERIES E BONDS DUE SEPTEMBER 30, 2027
(Title of Class)

                  ENERGYNORTH NATURAL GAS, INC.

                             FORM 10

                        Table of Contents

                                                               Page
TABLE OF CONTENTS


  ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA           3

  ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS                     3

                            ITEM 13.
           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information responsive to this Item is incorporated by reference to Item 1 of the Registrant's Quarterly Report on Form 10-Q (File No. 000-25305) for the Quarter ended December 31, 1998 as filed with the Securities and Exchange Commission on or about January 29, 1999.

                            ITEM 15.
           FINANCIAL STATEMENTS AND INDEX TO EXHIBITS



(a) List of documents filed as part of this Report

    (1) Financial Statements

        The following financial statements are incorporated by reference to Item 1 of the Registrant's Quarterly Report on Form 10-Q (File No. 000-25305) for the Quarter ended December 31, 1998 as filed with the Securities and Exchange Commission on or about January 29, 1999:

          Condensed Statements of Income for the three and twelve month periods ended December 31, 1998 and December 31, 1997
          Condensed Balance Sheets at December 31, 1998, December 31, 1997 and
               September 30, 1998
          Condensed Statements of Cash Flows for the three month periods ended December 31, 1998 and December 31, 1997
          Notes to Condensed Financial Statements


    (2) Exhibits Required by Item 601 of Regulation S-K

        See Exhibit Index on pages 5 and 6.

(b) Exhibits - See Exhibit Index on pages 5 and 6.

                           SIGNATURES

In accordance with the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        ENERGYNORTH NATURAL GAS, INC.
                                                 (Registrant)



Date:  February 19, 1999                By: /S/ MICHELLE L. CHICOINE
                                                Michelle L. Chicoine
                                                President

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EXHIBIT INDEX

The exhibits listed below are filed herewith, or are incorporated herein by reference to other filings.

Exhibit Number   Description

3.1 Articles of Incorporation of EnergyNorth Natural Gas, Inc. are incorporated by reference to Exhibit 3.1 to EnergyNorth Natural Gas, Inc.'s Registration Statement on Form S-1, No. 333-32949, dated August 6, 1997.

3.2 By-Laws of EnergyNorth Natural Gas, Inc., as amended, are incorporated by reference to Exhibit 3.2 to EnergyNorth
                 Natural Gas, Inc.'s Amendment No. 2 to Registration
                 Statement on Form S-1, No. 333-32949, dated September 17, 1997.

4.1 Gas Service, Inc. General and Refunding Mortgage Indenture, dated as of June 30, 1987, as amended and supplemented by a First Supplemental Indenture, dated as of October 1, 1988, and by a Second Supplemental Indenture, dated as of August 31, 1989, is incorporated by reference to Exhibit 4.1 to EnergyNorth, Inc.'s Form 10-K (File No. 0-11035) for the fiscal year ended September 30, 1989.

4.2 Third Supplemental Indenture, dated as of September 1, 1990, to Gas Service, Inc. General and Refunding Mortgage Indenture, dated as of June 30, 1987, is incorporated by reference to Exhibit 4.2 to EnergyNorth, Inc.'s Form 10-K (File No. 0-11035) for the fiscal year ended
                 September 30, 1990.

4.3 Fourth Supplemental Indenture, dated as of January 10, 1992, to Gas Service, Inc. General and Refunding Mortgage Indenture, dated as of June 30, 1987, is incorporated by reference to Exhibit 4.3 of EnergyNorth, Inc.'s Form 10-K (File No. 0-11035) for the fiscal year ended
                 September 30, 1992.

4.4 Fifth Supplemental Indenture, dated as of February 1, 1995, to Gas Service, Inc. General and Refunding Mortgage Indenture, dated as of June 30, 1987, is incorporated by reference to Exhibit 4.4 to EnergyNorth, Inc.'s Form 10-K (File No. 1-11441) for the fiscal year ended
                 September 30, 1996.

4.5 Sixth Supplemental Indenture, dated as of September 15, 1997, to Gas Service, Inc. General and Refunding Mortgage Indenture, dated as of June 30, 1987, is incorporated by reference to Exhibit 4.5 to EnergyNorth Natural Gas, Inc.'s Amendment No. 1 to Registration Statement on Form S-1, No. 333-32949, dated September 10, 1997.

10.1 Gas transportation agreement (FT-A), dated as of September 1, 1993, between Tennessee Gas Pipeline Company and EnergyNorth Natural Gas, Inc. is incorporated by reference to Exhibit 10.1 to EnergyNorth, Inc.'s Form 10-K (File No. 0-11035) for the fiscal year ended September 30, 1993.

10.2 Gas transportation agreement (Contract No. 632), dated as of September 1, 1993, between Tennessee Gas Pipeline Company and EnergyNorth Natural Gas, Inc. is incorporated by reference to Exhibit 10.2 of EnergyNorth, Inc.'s Form 10-K (File No. 0-11035) for the fiscal year ended September 30, 1995.

10.3 Tax Sharing Agreement, dated as of October 1, 1988, is incorporated by reference to Exhibit 10.21 to EnergyNorth Natural Gas, Inc.'s Registration Statement on Form S-1, No. 333-32949, dated August 6, 1997.

10.4 Cost Allocation Agreement, dated as of October 1, 1996, is incorporated by reference to 10.22 to EnergyNorth Natural Gas, Inc.'s Amendment No. 2 to Registration Statement on Form S-1, No. 333-32949, dated September 17, 1997.

13.1 Registrant's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1998 as filed with the Securities and Exchange Commission on or about December 22, 1998.*

13.2 Part II, Item 2 "Changes in Securities and Use of Proceeds" of the Registrant's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1997 as filed with the Securities and Exchange Commission on or about
                 January 23, 1998. **

13.3 Item 1 of the Registrant's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1998 (Registration No. 333-32949) as filed with the Securities and Exchange Commission on or about January 29, 1999.

99.1 Pages 6 through 8 of EnergyNorth, Inc.'s Proxy Statement for its Annual Meeting to be held February 3, 1999. **

99.2 Pages 26-32 of the Registrant's Amendment No. 2 to Form S-1 Registration Statement (Reg. No. 333-32949) filed with the Securities and Exchange Commission on or about September 17, 1997. **

99.3             Part II, Item 14 "Indemnification of Directors and
                 Officers" on page II-1 of the Registrant's Amendment
                 No. 2 to Form S-1 Registration Statement (Reg. No. 333-32949) filed with the Securities and Exchange Commission on or about September 17, 1997. **


*   filed on January 28, 1999.
** filed by Amendment due to technical error in January 28, 1999 electronic filing.